EXHIBIT  24

                                POWER OF ATTORNEY

         We, the undersigned directors and officers of American Bancorporation hereby severally constitute and appoint Jeremy C. McCamic and Brent E. Richmond, or either of them, our true and lawful attorneys and agents, to do any and all things and to execute any and all instruments which said attorneys and agents may deem necessary or advisable to enable American Bancorporation to comply with all state securities laws and the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission and the state securities commissions in connection with the registering of $12,650,000 in Trust Preferred Securities of American Bancorporation Capital
Trust I and $12,650,000 Junior Subordinated Deferred Interest Debentures of American Bancorporation and Guarantees with respect to the Trust Preferred Securities, including specifically but not limiting the generality of the foregoing, the power and authority to sign the name of the undersigned directors and officers in the capacities listed below to the filings with the various state securities commissions, the National Association of Securities Dealers, and the Securities and Exchange Commission Registration Statement on Form S-2 (or other applicable form) filed for such registration, and any and all amendments (including post-effective amendments) and all supplements thereto.

Signature                                 Title                                         Date
---------                                 -----                                         ----
/s/ Jeremy C. McCamic
------------------------                  Chairman of the Board &                      March 17, 1998
Jeremy C. McCamic                         Chief Executive Officer


/s/ Jolyon W. McCamic
------------------------                  Vice Chairman of the Board                   March 17, 1998
Jolyon W. McCamic


/s/ Paul W. Donahie
------------------------                  President & Director                         March 17, 1998
Paul W. Donahie


/s/ Brent E. Richmond
------------------------                  Executive Vice President,                    March 17, 1998
Brent E. Richmond                         Secretary, Treasurer & CFO


/s/ Jay T. McCamic
------------------------                  Director                                     March 17, 1998
Jay T. McCamic


/s/ Jack O. Cartner
------------------------                  Director                                     March 17, 1998
Jack O. Cartner


/s/ Abigail M. Feinknopf
------------------------                  Director                                     March 17, 1998
Abigail M. Feinknopf
